UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 14, 2005
Pacific Sunwear of California, Inc.
(Exact name of registrant as specified in its charter)

California	0-21296	95-3759463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3450 East Miraloma Avenue, Anaheim, CA 92806-2101

(Address of principal executive offices) (Zip Code)
(714) 414-4000

(Registrant’s telephone number, including area code)
not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ written communications pursuant to rule 425 under the securities act (17 cfr 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 14, 2005, Pacific Sunwear of California, Inc. (the “Company”) entered into a new unsecured $200 million Credit Agreement, dated as of that date, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, National City Bank and U.S. Bank National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders (the “New Credit Facility”).
     The New Credit Facility provides for a $200.0 million revolving line of credit, which can be increased to up to $275.0 million at the option of the Company under certain circumstances. The New Credit Facility is available for direct borrowing and the issuance of letters of credit. A portion of the New Credit Facility not exceeding $15.0 million is available for swingline loans. The New Credit Facility is scheduled to mature on September 14, 2010.
     The New Credit Facility is guarantied, on an unsecured basis, by Pacific Sunwear Stores Corp., a subsidiary of the Company, and will be guarantied, on an unsecured basis, by certain future subsidiaries of the Company.
     The New Credit Facility replaces a $50.0 million unsecured Business Loan Agreement, dated as of January 30, 2004, as amended by that certain First Amendment to Business Loan Agreement dated as of May 7, 2004 and that certain Second Amendment to Business Loan Agreement dated as of September 18, 2004, by and between the Company and Bank of America, N.A. (the “Prior Credit Facility”) (as filed as exhibits to the Company’s Annual Report on Form 10-K on March 26, 2004, Quarterly Report on Form 10-Q on May 21, 2004 and Quarterly Report on Form 10-Q on August 31, 2004, respectively). The Prior Credit Facility, which was scheduled to expire on April 1, 2007, was terminated concurrently with the execution of the New Credit Facility.
     As of the date hereof, the Company has no direct borrowings outstanding under the New Credit Facility. Direct borrowings under the New Credit Facility bear interest, at the Company’s option, at a per annum rate equal to (a) the sum of (i) the LIBO Rate multiplied by the Statutory Reserve Rate plus (ii) the Applicable Margin (as each such term is defined in the New Credit Facility) or (b) the higher of the sum of the Federal Funds Effective Rate (as such term is defined in the New Credit Facility) plus 0.5% or the Administrative Agent’s prime rate.
     The New Credit Facility requires the Company to maintain certain financial covenants:
•	a minimum ratio of (i) Consolidated EBITDAR minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense plus Consolidated Rent Expense (as each such term is defined in the New Credit Facility), and

•	a maximum ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA (as each such term is defined in the New Credit Facility).

     The New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:
•	incur additional debt;

•	incur liens and contingent liabilities;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of assets;

•	make investments;

•	make loans, investments or guarantees;

•	enter into swap agreements; and

•	engage in transactions with affiliates.
     Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable. The New Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy the covenants, including the financial covenants described above.
     The full text of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated as of September 14, 2005, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, National City Bank and U.S. Bank National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

Date: September 16, 2005	By:	/s/ GERALD M. CHANEY

Gerald M. Chaney
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of September 14, 2005, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, National City Bank and U.S. Bank National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders